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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549




                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of report (Date of earliest event reported) September 2, 2003




                             SOUTHERN UNION COMPANY
               (Exact Name of Registrant as Specified in Charter)



       Delaware                        1-6407                   75-0571592
(State or Other Jurisdiction        (Commission              (I.R.S. Employer
      of Incorporation)              File Number)            Identification No.)



               One PEI Center                                   18711
        Wilkes-Barre, Pennsylvania                            (Zip Code)
(Address of principal executive offices)



       Registrant's telephone number, including area code: (570) 820-2400













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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 11.  Temporary Suspension of Trading Under Registrant's Employee Benefit
          Plans

         On August 21, 2003, Southern Union Company received notice required by
Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 that, from September 25, 2003, to October 10, 2003 (the "Blackout Period"), participants in the Southern Union Savings Plan (the "Plan") will be unable to make any changes to their Plan accounts or conduct any transactions within the Plan. These restrictions are necessary in order for the Plan Administrator, with the assistance of Merrill Lynch, to enhance the services that participants in the Plan currently receive and to transfer and reconcile the Plan's records. Accordingly, pursuant to Rule 101(a) of Regulation BTR, directors and executive officers of Southern Union Company are prohibited from purchasing, selling or otherwise acquiring or transferring any common stock of Southern Union Company during the Blackout Period.

         Please direct questions regarding the foregoing to Ronald A. Weaver, Director of Human Resources, at (570) 820-2422 or c/o Southern Union Company, One PEI Center, Wilkes-Barre, Pennsylvania 18711-0601.







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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            SOUTHERN UNION COMPANY
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                                                  (Registrant)



Date     September 2, 2003               By  DAVID J. KVAPIL
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                                             David J. Kvapil
                                             Executive Vice President and Chief
                                             Financial Officer


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